Exhibit 99

FOR IMMEDIATE RELEASE

3M Q3 Sales Rise 10 Percent to $7.5 Billion;

Earnings Were $1.52 per Share, Down 1 Percent Year-on-Year;

Company Adjusts Full-Year 2011 Sales and Earnings Expectations

ST. PAUL, Minn. — October 25, 2011 - 3M (NYSE: MMM) today reported third-quarter sales of $7.5 billion, up 9.6 percent year-on-year. Operating margins were 21.0 percent. Earnings were $1.52 per share, a 1 percent decline versus the third quarter of 2010. The company generated $1.0 billion in free cash flow during the quarter, equal to 94 percent of net income.

Third-quarter worldwide sales growth was 9.6 percent, of which 3.7 percent came from acquisitions, 3.1 percent from foreign exchange impacts, 1.9 percent from organic volume growth and 0.9 percent from higher year-on-year selling prices. Organic volume growth was below recent trend levels, reflecting weakness across the electronics market along with generally slowing economic growth in the developed world. 3M also noted that a number of its customers reduced inventories during the quarter in anticipation of slowing demand.

Excluding the positive impact of currency, five of the company’s six business segments expanded sales in the quarter, with Industrial and Transportation up 15.1 percent, Safety, Security and Protection Services up 14.1 percent, Health Care up 10.9 percent, Consumer and Office up 4.6 percent and Electro and Communications up 1.0 percent. Local-currency sales in Display and Graphics declined 14.1 percent, largely due to end-market weakness and lower attachment rates in LCD TVs.

The company reported year-on-year sales increases in all geographic regions. Sales in local currencies grew 11.2 percent in Latin America/Canada, 9.2 percent in the U.S., 5.9 percent in Europe and 2.1 percent in Asia Pacific. Excluding optical, Asia Pacific sales increased 11.3 percent in local currencies.

“The business environment remains challenging, as the economic softening that we experienced late in the second quarter continued into the third,” said George W. Buckley, 3M chairman, president and chief executive officer. “While growth rates were good across much of our portfolio, LCD TV remained weak and momentum slowed in other parts of electronics following several quarters of very good growth. In addition, ongoing policy uncertainty and austerity are affecting growth in Western Europe, which reduced sales in the quarter. As is typical, we are seeing the impact of these changes earlier than most as our customers decrease production in order to lower their inventories. Conversely, we should benefit more quickly when those markets recover.”

Buckley continued, “Looking ahead, early evidence suggests slower growth will persist through year end, therefore we are responding to lower demand with aggressive cost management and operational discipline in developed economies. At the same time, we are bullish on many developing economies and plan to maintain key investments in R&D, sales and manufacturing to capitalize on underlying strength in those regions. Innovation always separates great companies from the pack, particularly during periods of slower growth, as customers seek partners they can trust. 3M is blessed with highly capable leadership teams, adept at navigating economic uncertainty while aggressively driving innovation and growth.”

Reflecting this outlook, 3M updated its 2011 full-year performance expectations. The company now expects earnings to be in the range of $5.85 to $5.95 per share versus a prior expected range of $6.10 to $6.25. Included in this estimate is a $0.22 per share year-on-year increase in pension and postretirement benefit expense. Excluding the pension and postretirement expense increase, 2011 earnings would be in the range of $6.07 to $6.17 per share, an increase of 8 to 10 percent. 3M also expects full-year organic sales volume growth of 3 to 4 percent versus a prior expected range of 6 to 7.5 percent. The company now expects that currency effects will add 3 to 3.5 percent to sales for the year and acquisitions will add another 3 to 3.5 percent.

Third Quarter Business Segment Discussion

Industrial and Transportation

•                  Sales of $2.6 billion, up 15.1 percent in local currency, including 6.8 percent from acquisitions.

•                  All businesses grew sales in local currencies, with double-digit increases in abrasives, renewable energy, aerospace and industrial adhesives and tapes.

•                  Sales rose by 28 percent in Asia Pacific, 22 percent in Europe, 15 percent in Latin America/Canada and 10 percent in the U.S.

•                  Operating income rose 21 percent to $525 million; operating margin of 20.4 percent.

Health Care

•                  Sales of $1.2 billion, up 10.9 percent in local currency, including 5.3 percent from acquisitions.

•                  Double-digit local-currency sales growth in infection prevention; local-currency sales also increased in health information systems, skin and wound care, oral care and food safety.

•                  Local-currency sales declined in drug delivery systems business.

•                  Sales rose at a double-digit rate in every geographic region, with Asia Pacific up 20 percent, Latin America/Canada up 16 percent, Europe up 13 percent and the U.S. up 12 percent.

•                  Operating income increased 13 percent to $367 million; operating margin of 29.5 percent.

Consumer and Office

•                  Sales of $1.1 billion, up 4.6 percent in local currency.

•                  Positive local-currency sales growth in the DIY, home care, consumer health care and stationery products businesses.

•                  Sales grew by 18 percent in Asia Pacific, 11 percent in Latin America/Canada, 5 percent in Europe and 4 percent in the U.S.

•      Operating income up 4 percent to $244 million; operating margin of 22.3 percent.

Safety, Security and Protection Services

•                  Sales of $954 million, up 14.1 percent in local currency, including 5.7 percent from acquisitions.

•                  Strong double-digit local-currency sales growth in personal safety, roofing granules, track and trace, security systems and corrosion protection businesses.

•                  All geographic regions posted positive sales growth, with the U.S. at 28 percent, Asia Pacific at 25 percent, Latin America/Canada at 21 percent and Europe at 1 percent.

•                  Operating income rose 23 percent to $202 million; operating margin of 21.1 percent.

Display and Graphics

•                  Sales of $935 million, down 14.1 percent in local currency.

•                  Local currency sales declined 28 percent in optical systems, driven by continued weakness in the LCD TV market. Excluding optical, total Display and Graphics sales declined 0.8 percent in local currencies.

•                  Sales in traffic safety systems declined in local currency, due to weak highway construction funding by governments in the U.S. and Western Europe.

•                  Local-currency sales rose in architectural markets and commercial graphics.

•                  Sales increased 10 percent in Latin America/Canada and were flat in the U.S.; sales declined 4 percent in Europe and 20 percent in Asia Pacific.

•                  Operating income of $179 million, down 37 percent year-on-year; operating margin of 19.1 percent.

Electro and Communications

•                  Sales of $838 million, up 1.0 percent in local currency.

•                  Sales to electronics up just slightly, impacted by decelerating end market demand.

•                  Single-digit local currency sales growth in electrical and communication markets businesses.

•                  Sales grew 7 percent in both Europe and the U.S., 3 percent in Asia Pacific and 2 percent in Latin America/Canada.

•                  Operating income of $181 million, a decline of 1 percent; operating margin of 21.6 percent.

3M will conduct an investor teleconference at 9 a.m. EDT (8 a.m. CDT) today. Investors can access this conference via the following:

•               Live webcast at http://investor.3M.com.

•               Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least ten minutes before the start time.

•               Webcast replay:

Go to 3M’s Investor Relations website at http://investor.3M.com and click on the “Quarterly Earnings.”

•               Telephone replay:

Call 800-633-8284 (for both U.S. and outside the U.S.; access code is 21486214).

The telephone replay will be available until 10 a.m. CDT on October 30, 2011.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters affecting the operations of the Company or its customers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; and (9) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its subsequent quarterly reports on Form 10Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Report). The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended		Nine-months ended
	September 30,		September 30,
	2011	2010	2011	2010
Net sales	$7,531	$6,874	$22,522	$19,953
Operating expenses
Cost of sales	4,027	3,583	11,869	10,256
Selling, general and administrative expenses	1,534	1,361	4,648	4,034
Research, development and related expenses	389	354	1,191	1,046
Total operating expenses	5,950	5,298	17,708	15,336
Operating income	1,581	1,576	4,814	4,617
Interest expense and income
Interest expense	48	51	141	151
Interest income	(10)	(11)	(29)	(27)
Total interest expense (income)	38	40	112	124
Income before income taxes	1,543	1,536	4,702	4,493
Provision for income taxes	440	411	1,319	1,273
Net income including noncontrolling interest	$1,103	$1,125	$3,383	$3,220
Less: Net income attributable to noncontrolling interest	15	19	54	63
Net income attributable to 3M	$1,088	$1,106	$3,329	$3,157
Weighted average 3M common shares outstanding — basic	707.7	714.0	710.9	713.4
Earnings per share attributable to 3M common shareholders — basic	$1.54	$1.55	$4.68	$4.42
Weighted average 3M common shares outstanding — diluted	715.5	725.2	722.8	724.8
Earnings per share attributable to 3M common shareholders — diluted	$1.52	$1.53	$4.61	$4.36
Cash dividends paid per 3M common share	$0.55	$0.525	$1.65	$1.575

3M Company and Subsidiaries

SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Millions, except per-share amounts)

(Unaudited)

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the company also discusses non-GAAP measures that exclude special items. Operating income, net income attributable to 3M (hereafter referred to as “net income”), and diluted earnings per share attributable to 3M common shareholders (hereafter referred to as “diluted earnings per share”) are all measures for which 3M provides the reported GAAP measure and an adjusted measure (excluding special items). Special items are not in accordance with, nor are they a substitute for, GAAP measures. Special items represent significant charges or credits that are important to an understanding of the company’s ongoing operations. The company uses these non-GAAP measures to evaluate and manage the company’s operations. The company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. The determination of special items may not be comparable to similarly titled measures used by other companies.

The reconciliation provided below reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures for the nine-months ended September 30, 2010.  There were no special items for the three-months and nine-months ended September 30, 2011, or for the three-months ended September 30, 2010.

	Nine-months ended September 30, 2010
	Operating income	Net income	Diluted earnings per share
Reported GAAP measure	$4,617	$3,157	$4.36

Special items:
Medicare tax change (a)	—	84	0.11
Adjusted Non-GAAP measure	$4,617	$3,241	$4.47

(a)         The first nine months of 2010 includes a one-time, non-cash income tax charge of $84 million, or 11 cents per diluted share, resulting from the March 2010 enactment of the Patient Protection and Affordable Care Act, including modifications made in the Health Care and Education Reconciliation Act of 2010 (collectively, the “Act”).  The charge is due to a reduction in the value of the Company’s deferred tax asset as a result of the Act’s change to the tax treatment of Medicare Part D reimbursements.

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	Sept. 30,	Dec. 31,	Sept. 30,
	2011	2010	2010
ASSETS
Current assets
Cash and cash equivalents	$3,376	$3,377	$4,466
Marketable securities — current	1,486	1,101	1,387
Accounts receivable — net	4,259	3,615	3,869
Inventories	3,604	3,155	3,215
Other current assets	944	967	1,111
Total current assets	13,669	12,215	14,048
Marketable securities — non-current	443	540	443
Investments	162	146	136
Property, plant and equipment — net	7,509	7,279	6,915
Goodwill and intangible assets — net	9,092	8,640	7,178
Prepaid pension benefits	87	74	104
Other assets	1,153	1,262	1,241
Total assets	$32,115	$30,156	$30,065

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and
current portion of long-term debt	$1,204	$1,269	$653
Accounts payable	1,689	1,662	1,649
Accrued payroll	654	778	738
Accrued income taxes	421	358	316
Other current liabilities	2,197	2,022	2,039
Total current liabilities	6,165	6,089	5,395
Long-term debt	4,955	4,183	5,105
Pension and postretirement benefits	1,704	2,013	1,853
Other liabilities	1,879	1,854	1,879
Total liabilities	$14,703	$14,139	$14,232
Total equity	$17,412	$16,017	$15,833
Shares outstanding
September 30, 2011: 700,844,681 shares
December 31, 2010: 711,977,608 shares
September 30, 2010: 714,859,083 shares
Total liabilities and equity	$32,115	$30,156	$30,065

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (b)

(Dollars in millions)

(Unaudited)

	Nine-months ended
	September 30,
	2011	2010
NET CASH PROVIDED BY OPERATING ACTIVITIES	$3,546	$3,543
Cash flows from investing activities:
Purchases of property, plant and equipment	(862)	(565)
Acquisitions, net of cash acquired	(531)	(48)
Purchases and proceeds from sale or maturities of
marketable securities and investments — net	(197)	(268)
Other investing activities	6	4
NET CASH USED IN INVESTING ACTIVITIES	(1,584)	(877)
Cash flows from financing activities:
Change in debt	621	(157)
Purchases of treasury stock	(2,207)	(415)
Reissuances of treasury stock	865	505
Dividends paid to shareholders	(1,171)	(1,124)
Other financing activities	(6)	(34)
NET CASH USED IN FINANCING ACTIVITIES	(1,898)	(1,225)

Effect of exchange rate changes on cash and cash equivalents	(65)	(15)

Net increase (decrease) in cash and cash equivalents	(1)	1,426
Cash and cash equivalents at beginning of year	3,377	3,040
Cash and cash equivalents at end of period	$3,376	$4,466

(b)          Effective with 3M’s second-quarter 2011 earnings release and Form 10-Q, the company revised the amounts previously presented for cash used in investing activities and cash used in financing activities during the three months ended March 31, 2011 and 2010 by $33 million and $63 million, respectively, related to purchases of additional shares (noncontrolling interest) of non-wholly owned consolidated subsidiaries. These immaterial revisions increased cash used in financing activities and decreased cash used in investing activities by the amounts indicated above for the respective periods.

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

OTHER SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three-months ended		Nine-months ended
	September 30,		September 30,
	2011	2010	2011	2010
NON-GAAP MEASURES
Free Cash Flow:
Net cash provided by operating activities	$1,362	$1,323	$3,546	$3,543
Purchases of property, plant and equipment	(336)	(228)	(862)	(565)
Free Cash Flow (c)	$1,026	$1,095	$2,684	$2,978

(c)          Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

	September 30,
	2011	2010
OTHER NON-GAAP MEASURES:
Net Working Capital Turns (d)	4.9	5.1

(d)         The company uses various working capital measures that place emphasis and focus on certain working capital assets and liabilities. 3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable. This measure is not recognized under U.S. GAAP and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

Sales Change Analysis

By Geographic Area

	Three-Months Ended September 30, 2011
			Europe,
			Middle	Latin
	United	Asia-	East and	America/	World-
	States	Pacific	Africa	Canada	Wide
Volume — organic	3.3%	0.2%	(1.0)%	6.7%	1.9%
Price	2.0	(1.8)	1.8	3.8	0.9
Organic local-currency sales	5.3	(1.6)	0.8	10.5	2.8
Acquisitions	3.9	3.7	5.1	0.7	3.7
Local-currency sales	9.2	2.1	5.9	11.2	6.5
Translation	—	5.1	5.3	2.8	3.1
Total sales change	9.2%	7.2%	11.2%	14.0%	9.6%

Worldwide

Sales Change Analysis

By Business Segment

	Three-Months Ended September 30, 2011
	Organic
	local-		Local-		Total
	currency	Acqui-	currency	Trans-	sales
	sales	sitions	sales	lation	change
Industrial and Transportation	8.3%	6.8%	15.1%	3.7%	18.8%
Health Care	5.6%	5.3%	10.9%	3.1%	14.0%
Display and Graphics	(14.2)%	0.1%	(14.1)%	1.9%	(12.2)%
Consumer and Office	4.5%	0.1%	4.6%	2.2%	6.8%
Safety, Security and Protection Services	8.4%	5.7%	14.1%	3.5%	17.6%
Electro and Communications	0.9%	0.1%	1.0%	3.4%	4.4%

Sales Change Analysis

By Geographic Area

	Nine-Months Ended September 30, 2011
			Europe,
			Middle	Latin
	United	Asia-	East and	America/	World-
	States	Pacific	Africa	Canada	Wide
Volume — organic	4.1%	5.5%	2.8%	7.2%	4.6%
Price	1.5	(1.7)	1.2	3.1	0.6
Organic local-currency sales	5.6	3.8	4.0	10.3	5.2
Acquisitions	3.8	3.5	4.7	1.3	3.6
Local-currency sales	9.4	7.3	8.7	11.6	8.8
Translation	—	5.5	7.4	6.2	4.1
Total sales change	9.4%	12.8%	16.1%	17.8%	12.9%

Worldwide

Sales Change Analysis

By Business Segment

	Nine-Months Ended September 30, 2011
	Organic
	local-		Local-		Total
	currency	Acqui-	currency	Trans-	sales
	sales	sitions	sales	lation	change
Industrial and Transportation	10.6%	5.9%	16.5%	4.7%	21.2%
Health Care	4.3%	5.2%	9.5%	4.2%	13.7%
Display and Graphics	(7.0)%	0.1%	(6.9)%	2.5%	(4.4)%
Consumer and Office	4.4%	0.8%	5.2%	3.2%	8.4%
Safety, Security and Protection Services	6.3%	6.3%	12.6%	4.7%	17.3%
Electro and Communications	8.2%	0.1%	8.3%	4.3%	12.6%

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective in the first quarter of 2011, 3M made certain product moves between its business segments in its continuing effort to drive growth by aligning businesses around markets and customers. There were no changes impacting business segments related to product moves for the Display and Graphics segment or the Consumer and Office segment. In addition, 3M results in total did not change. The financial information presented herein reflects for all periods presented the impact of product moves between business segments, which are summarized as follows:

Certain pressure sensitive adhesives products within the Industrial Adhesives and Tapes Division and shock absorption and vibration dampening products used in electronics within the Aerospace and Aircraft Maintenance Department (both within the Industrial and Transportation business segment) were transferred to the Electronic Markets Materials Division (part of the Electro and Communications business segment). In addition, certain medical respirator products within the Infection Prevention Division (part of the Health Care business segment) were transferred to the Occupational Health and Environmental Safety Division (within the Safety, Security and Protection Services business segment). The preceding product moves resulted in decreases in net sales for the total year 2010 of $152 million in the Industrial and Transportation business segment and $8 million in the Health Care business segment. These decreases were offset by increases in net sales for the total year 2010 of $121 million for the Electro and Communications business segment and $8 million for the Safety, Security and Protection Services business segment along with a $31 million change in the elimination of dual credit sales and corporate and unallocated.

BUSINESS

SEGMENT

INFORMATON

(Millions)

	Three-months ended		Nine-months ended
	September 30,		September 30,
	2011	2010	2011	2010
NET SALES
Industrial and Transportation	$2,580	$2,171	$7,671	$6,328
Health Care	1,246	1,092	3,770	3,316
Display and Graphics	935	1,065	2,851	2,981
Consumer and Office	1,096	1,026	3,134	2,892
Safety, Security and Protection Services	954	811	2,894	2,468
Electro and Communications	838	803	2,538	2,254
Corporate and Unallocated	1	4	9	12
Elimination of Dual Credit	(119)	(98)	(345)	(298)
Total Company	$7,531	$6,874	$22,522	$19,953

BUSINESS

SEGMENT

INFORMATION

(Millions)

	Three-months ended		Nine-months ended
	September 30,		September 30,
	2011	2010	2011	2010
OPERATING INCOME
Industrial and Transportation	$525	$434	$1,585	$1,340
Health Care	367	325	1,100	1,015
Display and Graphics	179	282	631	802
Consumer and Office	244	235	661	665
Safety, Security and Protection Services	202	164	643	544
Electro and Communications	181	183	559	506
Corporate and Unallocated	(91)	(26)	(289)	(190)
Elimination of Dual Credit	(26)	(21)	(76)	(65)
Total Company	$1,581	$1,576	$4,814	$4,617

About 3M

3M captures the spark of new ideas and transforms them into thousands of ingenious products.  Our culture of creative collaboration inspires a never-ending stream of powerful technologies that make life better.  3M is the innovation company that never stops inventing.  With $27 billion in sales, 3M employs about 80,000 people worldwide and has operations in more than 65 countries.

Investor Contacts:	Matt Ginter	Media Contact:	Jacqueline Berry
	3M		3M
	(651) 733-8206		(651) 733-3611

Bruce Jermeland
3M
(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000